UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2022

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100 Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock par Value $0.001 per Share	CLVS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K (this “Form 8-K”) regarding the Purchase and Assignment Agreement (as defined below) and the Commitment Letter (as defined below) is incorporated by reference herein.

Item 1.03. Bankruptcy or Receivership.

Chapter 11 Filing

On December 11, 2022, Clovis Oncology, Inc. (the “Company”) and its subsidiaries, Clovis Oncology UK Limited and Clovis Oncology Ireland Limited (together with the Company, the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (such court, the “Court” and such cases, the “Cases”). The Debtors have filed a motion with the Court seeking joint administration of the Cases under the caption In re Clovis Oncology, Inc., et al. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. To ensure their ability to continue operating in the ordinary course of business, the Debtors have filed various “first day” motions with the Bankruptcy Court requesting customary relief, including authority to obtain debtor-in-possession financing and pay employee wages and benefits, that will enable the Debtors to transition into Chapter 11 protection without material disruption to their ordinary course operations. The Company has engaged Perella Weinberg Partners L.P. to advise on its strategic options, including the process to sell its assets in connection with the Cases.

The Company cannot be certain that holders of the Company’s common stock will receive any payment or other distribution on account of those shares in the Cases.

Purchase and Assignment Agreement

On December 11, 2022, prior to the filing of the Bankruptcy Petitions, the Company entered into a “stalking horse” purchase and assignment agreement (the “Purchase and Assignment Agreement”) with Novartis Innovative Therapies AG (“Novartis”) to sell substantially all of the rights of the Company to its pipeline targeted radionuclide therapy clinical development program, FAP-2286, as a therapeutic agent, including the Company’s in-licensing agreement with 3B Pharmaceuticals GmbH (the “Transferred Assets”) for an upfront payment of $50,000,000 (the “Upfront Payment”) and up to an additional $333,750,000 upon the successful achievement of specified development and regulatory milestones and up to $297,000,000 in later sales related milestones. Novartis has agreed to use Commercially Reasonable Efforts (as defined in the Purchase and Assignment Agreement) to develop and commercialize FAP-2286. The transaction is part of a sale process under Section 363 of the Bankruptcy Code that will be subject to approval by the Court and compliance with agreed upon and Court-approved bidding procedures allowing for the submission of higher or otherwise better offers, and other agreed-upon conditions. In accordance with the sale process under Section 363 of the Bankruptcy Code, notice of the proposed sale to Novartis will be given to third parties and competing bids will be solicited. The Company will manage the bidding process and evaluate the bids, in consultation with its advisors and as overseen by the Court.

Pursuant to the terms of the Purchase and Assignment Agreement, Novartis and the Company entered into an escrow agreement with Citibank (the “Escrow Agent”), pursuant to which Novartis deposited into escrow with the Escrow Agent $5,000,000 (such amount, the “Deposit”) against the Upfront Payment.

The Purchase and Assignment Agreement contains customary representations and warranties of the parties and is subject to a number of closing conditions, including, among others, (i) the accuracy of representations and warranties of the parties; (ii) expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) material compliance with the obligations of the parties set forth in the Purchase and Assignment Agreement, including achievement of certain milestones by the Company related to the Cases and the sales process on a timely basis; (iv) no Material Adverse Effect (as defined in the Purchase and Assignment Agreement) having occurred to the Transferred Assets; and (v) payment of cure costs in respect of any assigned contract that is part of the Transferred Assets.

The Purchase and Assignment Agreement may be terminated, subject to certain exceptions: (i) by the mutual written consent of the parties; (ii) by any party, if (a) any court of competent jurisdiction or other competent governmental authority issues a final, non-appealable order prohibiting the transactions; (b) if the closing has not occurred on or prior to May 30, 2023 or (c) the Cases are dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; (iii) by either party, for certain material breaches by the other party of its representations and warranties or covenants that remain uncured; (iv) by either party, if (a) the Company enters into a definitive agreement with respect to an alternative transaction for the Transferred Assets with one or more persons other than Novartis; (b) the Court approves an alternative transaction with one or more persons other than Novartis; or (c) Novartis is not the prevailing party at the conclusion of the auction and is not required to serve as the backup bidder; (v) by Novartis if (a) the Company withdraws or seeks to withdraw the Sale Motion (as defined in the Purchase and Assignment Agreement; (b) if the Bidding Procedures Order or the Sales Order (each as defined in the Purchase and Assignment Agreement) is amended, modified or supplemented without Novartis’ prior written consent or voided, reversed or vacated or is subject to a stay; or (c) any of the milestones related to the Cases or the approval of the transactions by the Court are not met in a timely manner as specified in the Purchase and Assignment Agreement.

The Purchase and Assignment Agreement provides that the Company will pay a break-up fee to Novartis equal to $6,000,000 upon termination of the transaction in certain circumstances, including the entry into or consummation of an alternative transaction for the Transferred Assets with a party other than Novartis. The Purchase and Assignment Agreement also provides for the reimbursement of Novartis’s expenses incurred in connection with the Purchase and Assignment Agreement up to an aggregate amount of $2,000,000 payable under certain circumstances upon a termination of the Purchase and Assignment Agreement.

The Company has agreed to indemnify Novartis against any damages Novartis may suffer following the closing arising out of any breaches of representations and warranties or covenants and pre-closing liabilities.

The foregoing description of the Purchase and Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase and Assignment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein. The representations and warranties contained in the Purchase and Assignment Agreement were made only for the purposes of the Purchase and Assignment Agreement and solely for the benefit of the parties thereto. Those representations and warranties may be subject to important limitations and qualifications agreed to by the contracting parties. Some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to contractual standards of materiality different from that generally applicable to public disclosures to stockholders. Furthermore, the representations and warranties may have been made for the purposes of allocating contractual risk between the parties to such contract or other document instead of establishing these matters as facts, and they may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this Form 8-K. Accordingly, you should not rely upon the representations and warranties in the Purchase and Assignment Agreement as statements of factual information.

Separately, the Company is also actively engaged in discussions with a number of interested parties with respect to a potential sale of one or more of its other assets. Any of those sales would be subject to review and approval by the Court and compliance with Court-approved bidding procedures.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Debtor-in-Possession Financing

On December 11, 2022, prior to the filing of the Bankruptcy Petitions, the Company, certain holders of the Company’s Convertible Senior Notes (the “Commitment Parties”) and GLAS USA LLC, entered into a commitment letter (together with all exhibits and schedules thereto, the “Commitment Letter”), pursuant to which, and subject to the satisfaction of the applicable conditions precedent contained therein, including the entry by the Court of an interim order authorizing and approving the DIP Credit Facility (the “Interim DIP Order”), the Commitment Parties

committed to provide the Debtors with a debtor-in-possession credit facility in an aggregate principal amount of up to $75,000,000 (the “DIP Credit Facility” pursuant to the summary of terms set forth in Exhibit A to the Commitment Letter, the “DIP Term Sheet”), which, subject to the satisfaction of other certain conditions precedent to drawing as set forth in the DIP Term Sheet, will be made available to the Debtors in three separate drawings as follows: (i) an initial drawing of up to $30,000,000 will be made available for drawing upon entry of the Interim DIP Order, (ii) a second drawing of up to $32,500,000 will be made available for drawing upon entry by the Court of a final order authorizing and approving the DIP Credit Facility and the use of cash collateral under the Company’s prepetition secured financing agreement to fund expenses directly relating or attributable to, or otherwise preserving the value of, the collateral securing such prepetition financing agreement and (iii) a third drawing of up to $12,500,000 will be made available for drawing no earlier than February 15, 2023, absent the consent of the Required DIP Lenders (as defined in the DIP Term Sheet). The DIP Credit Facility is expected to include conditions precedent, representations and warranties, affirmative and negative covenants and events of default set forth in the DIP Term Sheet or that are otherwise customary for financings of this type and size. Subject to the DIP Budget, DIP Cash Flow Forecast (each as defined in the DIP Term Sheet), and permitted variances, proceeds of the DIP Facility may be used for the Debtors’ working capital needs, including to fund the costs of the administration of the Cases and to pay professional fees and expenses.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein, which includes as an attachment the DIP Term Sheet, as may be approved by the Court.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions described in Item 1.03 above constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (the “Debt Instruments”):

•

Financing Agreement, dated as of May 1, 2019 (the “Financing Agreement”) (as amended, modified or supplemented from time to time), by and among the Company, certain subsidiaries of the Company named therein, as Guarantors, the lenders party thereto and TOP IV SPV GP, LLC, as administrative agent and collateral agent;

•

Indenture, dated as of April 19, 2018 (as amended by that first supplemental indenture, dated April 19, 2018, collectively, the “2018 Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the 1.25% Convertible Senior Notes which mature on May 1, 2025;

•

Indenture, dated as of August 13, 2019 (the “2019 Indenture”) (as amended, modified or supplemented from time to time), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the 4.50% Convertible Senior Notes which mature on August 1, 2024; and

•

Indenture, dated as of November 17, 2020 (as amended, modified or supplemented from time to time, the “2020 Indenture” and together with the 2018 Indenture and 2019 Indenture, the “Indentures”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the 4.50% Convertible Senior Notes which mature on August 1, 2024.

The Debt Instruments provide that upon the filing of the Bankruptcy Petitions, the principal and interest due under Indentures and the “Discharge Amount” (as defined in the Financing Agreement and generally consisting of twice the amount borrowed thereunder (less certain repayments thereof prior to such filing)) under the Financing Agreement shall automatically become due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 8.01. Other Events.

On December 11, 2022, the Company issued a press release announcing the filing of the Cases and entry into the Purchase and Assignment Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These forward-looking statements reflect the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and the development of the industry in which we operate may differ materially from the forward-looking statements contained herein. Any forward-looking statements that we make in this Form 8-K speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events. The Company’s forward-looking statements in this Form 8-K include, but are not limited to, statements about the Company’s plans to sell its assets pursuant to Chapter 11 of the U.S. Bankruptcy Code and the timing of such sales and ability to satisfy closing conditions; the Company’s intention to continue operations during the Chapter 11 case; the Company’s belief that the sale process will be in the best interest of the Company and its stakeholders; and other statements regarding the Company’s strategy and future operations, performance and prospects among others. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks associated with the potential adverse impact of the Chapter 11 filings on the Company’s liquidity and results of operations; changes in the Company’s ability to meet its financial obligations during the Chapter 11 process and to maintain contracts that are critical to its operations; the outcome and timing of the Chapter 11 process and any potential asset sale; the effect of the Chapter 11 filings and any potential asset sale on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Chapter 11 process or the potential asset sale; uncertainty regarding obtaining Court approval of a sale of the Company’s assets or other conditions to the potential asset sale; and the timing or amount of any distributions, if any, to the Company’s stakeholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1*	Purchase and Assignment Agreement, dated as of December 11, 2022, by and between Clovis Oncology, Inc. and Novartis Innovative Therapies AG.

10.2*	Superpriority Debtor-In-Possession Facility Commitment Letter, dated as of December 11, 2022, by and among Clovis Oncology, Inc. and the Commitment Parties.

99.1	Press Release dated December 11, 2022.

104	The cover page from Clovis Oncology, Inc.’s Current Report on Form 8-K is formatted in iXBRL.

*

Confidential portions of this Exhibit were redacted pursuant to Item 601(b)(10) of Regulation S-K and Clovis Oncology, Inc. agrees to furnish supplementary to the Securities and Exchange Commission a copy of any redacted information or omitted schedule and/or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2022

CLOVIS ONCOLOGY, INC.

	By:	/s/ Paul Gross
	Name:	Paul Gross
	Title:	Executive Vice President and General Counsel